EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2010 Earnings and Quarterly Dividend

NEWTOWN, Pa., Oct. 28, 2010 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,009,000 ($0.39 per diluted share) for the third quarter of 2010, compared with $967,000 ($0.38 per diluted share) for the second quarter of 2010 and $1,112,000 ($0.44 per diluted share) for the third quarter of 2009. Net income for the nine month period ended September 30, 2010 was $2,693,000 ($1.06 per diluted share) compared with $3,354,000 ($1.33 per diluted share) for the first nine months of 2009. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable November 15, 2010 to shareholders of record on November 8, 2010.

Highlights for the third quarter of 2010 included:

  Net income increased by 4.3% compared to the second quarter of 2010, and decreased by 9.3% compared with the third quarter of 2009.
  The Company's net interest income was $5,862,000 during the third quarter of 2010, a $26,000 decrease over the second quarter of 2010, but a $123,000 increase over the third quarter of 2009.
  The Company's net interest margin was 3.55% during the third quarter of 2010, down 3 basis points from the second quarter of 2010, but up 13 basis points from the third quarter of 2009.
  Loans outstanding were $528.1 million at quarter end, a $1.1 million or 0.2% increase during the quarter. Mortgage loans originated for sale and sold were $15.8 million compared with $6.2 million during the third quarter of 2009, and the corresponding gain on the sale of originated loans was $353,000 compared with $127,000 during the third quarter of 2009.
  Total deposits were $552.6 million at quarter end, a decrease of 1.2% from the second quarter of 2010, but an increase of $20.6 million or 3.9% from the end of the third quarter of 2009.
  Non-performing assets were 3.37% of total assets compared with 2.40% and 1.34% at June 30, 2010 and December 31, 2009, respectively.
  During the third quarter of 2010, the Company recorded a provision for loan losses of $1,180,000 compared with $650,000 during the third quarter of 2009. The total allowance for loan losses at quarter end was $7.6 million, up from $5.2 million and $4.3 million at December 31, 2009 and September 30, 2009, respectively. At quarter end the allowance stood at 1.44% of loans, up from 0.97% and 0.80% at December 31, 2009 and September 30, 2009, respectively.
  During the quarter the Company suspended various bonus and incentive compensation programs for 2010. As a result, approximately $235,000 which had been expensed through June 30, 2010 was reversed out of compensation expense during the third quarter. And when combined with the absence of any such expenses during the third quarter of 2010, there was a reduction of compensation expense of $348,000 and $319,000 compared to the second quarter of 2010 and the third quarter of 2009, respectively.
  The Bank's capital ratios have improved, with Tier 1 Core and Total Risk-Based ratios of 9.32% and 16.83% at quarter end, compared with 8.80% and 16.00% at September 30, 2009.

"We clearly recognize that we are carefully working our way through a prolonged economic recession and a business environment where competition remains intense. Demand for our products and services, especially high quality loans, is subject to an increasingly cautious attitude from our various customer segments, especially small and middle-market business borrowers that fuel our profitability.   As this operating environment continues to play out, we do not see any particularly encouraging signs that positive factors are going to emerge in the foreseeable future," said Kent C. Lufkin, president and chief executive officer.

"As a result, we understand that it is our responsibility to take decisive steps internally, which any prudently managed organization should be doing to quickly contain expenses, to deploy qualified resources to understand and resolve credit quality issues, and in turn to ultimately focus intensively on retaining our most valuable existing customers.  Our diligent employees know how critical it is to execute on their assignments as we move through this cycle. As we address all of these issues, we are encouraged to have reported a profit for this quarter, we returned dividends to our shareholders, and we have maintained capital levels above peer averages among local competitors," said Lufkin.

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

EARNINGS SUMMARY

Interest income	$ 8,350	$ 8,522	$ 8,675	$ 8,932	$ 9,120	$ 25,547	$ 27,665
Interest expense	2,488	2,634	2,843	3,153	3,381	7,965	10,828
Net interest income	5,862	5,888	5,832	5,779	5,739	17,582	16,837
Loan loss provision	1,180	600	961	1,025	650	2,741	1,905
Non-interest income	927	597	616	1,240	796	2,140	3,170
Non-interest expense	4,227	4,591	4,592	4,465	4,420	13,410	13,620
Income taxes	373	327	178	369	353	878	1,128
Net income	$ 1,009	$ 967	$ 717	$ 1,160	$ 1,112	$ 2,693	$ 3,354

PER SHARE INFORMATION

Earnings per share, basic	$ 0.39	$ 0.38	$ 0.28	$ 0.46	$ 0.44	$ 1.06	$ 1.33
Earnings per share, diluted	$ 0.39	$ 0.38	$ 0.28	$ 0.46	$ 0.44	$ 1.06	$ 1.33

Weighted average basic shares (000's)	2,559	2,553	2,542	2,530	2,523	2,551	2,520
Weighted average diluted shares (000's)	2,559	2,553	2,542	2,530	2,523	2,551	2,520

Dividends paid	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.60	$ 0.60

FINANCIAL RATIOS

Annualized return on average assets	0.56%	0.54%	0.41%	0.64%	0.62%	0.50%	0.62%
Annualized return on average equity	5.41%	5.30%	4.01%	6.61%	6.28%	4.92%	6.48%
Efficiency ratio (1)	62.26%	70.79%	71.22%	63.61%	67.64%	68.00%	68.08%

CAPITAL RATIOS

Tier 1 (Core) Capital Ratio	9.32%	8.97%	8.92%	8.94%	8.80%
Total Risk-Based Capital Ratio	16.83%	16.55%	16.24%	16.28%	16.00%
Tier 1 Risk-Based Capital Ratio	15.58%	15.30%	15.10%	15.17%	14.97%
Tangible Equity Ratio	9.32%	8.97%	8.92%	8.94%	8.80%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
AVERAGE BALANCES

Loans	$ 522,181	$ 522,289	$ 529,817	$ 532,190	$ 535,358	$ 524,734	$ 540,972
Mortgage-backed securities	79,070	80,735	81,839	90,434	100,482	80,538	104,752
Investment securities	59,077	58,446	53,282	45,996	41,849	56,956	39,798
Other interest-earning assets	10,122	13,451	6,728	10,358	2,027	10,112	1,519
Total earning assets	670,450	674,921	671,666	678,978	679,716	672,340	687,041
Non-earning assets	42,716	42,210	41,204	37,440	37,463	42,050	37,092
Total assets	713,166	717,131	712,870	716,418	717,179	714,390	724,133

Deposits	556,314	557,128	549,257	548,436	530,064	554,259	514,614
FHLB advances and other borrowed money	75,130	78,469	82,536	89,126	107,746	78,684	131,248
Total interest bearing liabilities	631,444	635,597	631,793	637,562	637,810	632,943	645,862
Non-interest bearing liabilities	7,744	8,373	8,611	9,213	9,065	8,240	9,033
Stockholders' equity	73,978	73,161	72,466	69,643	70,304	73,207	69,238
Total liabilities & stockholders' equity	$ 713,166	$ 717,131	$ 712,870	$ 716,418	$ 717,179	$ 714,390	$ 724,133

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.33%	5.49%	5.59%	5.57%	5.66%	5.49%	5.69%
Mortgage-backed securities	4.45%	4.62%	4.79%	4.90%	4.62%	4.63%	4.93%
Investment securities	3.94%	3.99%	4.12%	4.00%	4.08%	4.02%	4.01%
Other interest-earning assets	0.00%	0.03%	0.06%	0.08%	0.20%	0.03%	0.09%
Total interest-earning assets	5.03%	5.15%	5.32%	5.29%	5.39%	5.18%	5.46%

Average cost of:
Deposits	1.25%	1.33%	1.47%	1.61%	1.79%	1.35%	1.91%
FHLB advances and other borrowed money	3.86%	4.05%	4.17%	4.16%	3.64%	4.04%	3.56%
Total interest-bearing liabilities	1.56%	1.66%	1.82%	1.96%	2.10%	1.69%	2.25%

Interest rate spread	3.47%	3.49%	3.50%	3.33%	3.29%	3.49%	3.21%
Net interest margin	3.55%	3.58%	3.60%	3.45%	3.42%	3.59%	3.35%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 404	$ 363	$ 529	$ 480	$ 464	$ 1,296	$ 1,498
Bank-owned life insurance	170	167	172	175	171	509	501
Gain/loss on sale investments	--	7	--	456	--	7	306
Gain on sale of loans	353	52	60	129	127	465	528
Gain/(loss) on sale of foreclosed real estate	--	8	(145)	--	34	(137)	337

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,269	$ 2,667	$ 2,700	$ 2,725	$ 2,601	$ 7,636	$ 7,917
Occupancy and equipment	774	723	759	696	756	2,256	2,174
Professional fees	196	256	228	205	195	680	651
Marketing and advertising	152	120	120	87	118	392	382
FDIC insurance premiums	233	259	194	206	182	686	714
Other operating	603	566	591	546	568	1,760	1,782

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
DEPOSIT INFORMATION

Non-interest checking	$ 41,012	$ 45,022	$ 41,757	$ 37,288	$ 38,100
Interest checking	52,892	55,166	51,991	52,988	47,377
Money market	149,355	145,735	142,791	141,286	131,197
Savings	97,216	100,321	98,948	96,061	97,795
CD's	212,087	213,146	217,938	225,093	217,480

OTHER INFORMATION

Per Share

Book value	$ 27.81	$ 27.31	$ 27.04	$ 26.89	$ 26.86
Tangible book value	$ 26.20	$ 25.70	$ 25.43	$ 25.27	$ 25.23
Closing market price	$ 20.65	$ 21.80	$ 19.09	$ 18.97	$ 18.75

Balance Sheet

Loans	$ 528,058	$ 526,947	$ 531,137	$ 535,949	$ 535,645
Cash and cash equivalents	6,916	19,965	16,339	12,801	4,401
Mortgage-backed securities	74,768	82,169	78,412	81,931	98,188
Investment securities	60,424	59,659	57,837	50,749	44,348
Total assets	702,583	720,768	715,948	714,090	711,849
Total deposits	552,562	559,390	553,425	552,716	531,949
FHLB advances and other borrowed money	68,671	79,929	81,738	80,241	99,744
Stockholders' equity	74,673	73,321	72,422	71,874	71,550

Asset Quality

Non-performing loans	$ 21,545	$ 15,828	$ 14,174	$ 8,285	$ 3,098
Allowance for loan losses	$ 7,606	$ 6,749	$ 6,165	$ 5,215	$ 4,292
Net charge-offs	$ 323	$ 16	$ 11	$ 102	$ 1,328
Allowance to gross loans	1.44%	1.28%	1.16%	0.97%	0.80%
Non-performing loans to gross loans	4.08%	3.00%	2.67%	1.55%	0.58%
Non-performing loans to total assets	3.07%	2.20%	1.98%	1.16%	0.44%
Foreclosed property	$ 2,153	$ 1,448	$ 1,150	$ 1,279	$ 999
Foreclosed property to total assets	0.31%	0.20%	0.16%	0.18%	0.14%
Non-performing assets to total assets	3.37%	2.40%	2.14%	1.34%	0.58%

Statistical

Shares outstanding (000's)	2,685	2,685	2,678	2,673	2,664
Number of branch offices	14	14	14	14	14
Full time equivalent employees	170	177	177	177	172

(1) The efficiency ratio is non-interest expense divided by net interest income plus non-interest income.
CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000